Exhibit 23.1
                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
          1957 W. Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821




Mr. Mark A. Poulsen, President and Director
Fit For Business International, Inc.
10/27 Mayneview, St. Milton
QLD, Australia 4064

Dear Mr. Poulsen,

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the Annual Report of Fit For Business International, Inc. on Form 10-KSB of our report on the financial statements of the Company as its independent auditors dated October 22, 2006, as of and for the periods ended June 30, 2006, and 2005, and cumulative from inception through June 30, 2006. We further consent to the reference to us in the sections Changes In and Disagreements on Accounting and Financial Disclosures and Experts in the Annual Report on Form 10-KSB.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
October 22, 2006.